EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-148152, of our report dated June 10, 2008, relating to the consolidated financial statements of Techprecision Corporation appearing in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

/s/ Tabriztchi & Co., CPA, P.C.

Tabriztchi & Co., CPA, P.C.
Garden City, New York
June 24, 2008